Exhibit 99.1
Gossamer Bio Announces Third Quarter 2026 Financial Results and Provides Business Update
– New Drug Application for Seralutinib in PAH Submitted to the U.S. FDA in September 2026 –
– Structured Private Placement Provides $25 Million Upfront and Up to $125 Million of Additional Committed Capital Upon FDA Acceptance of the Seralutinib NDA –
– 1-for-80 Reverse Stock Split Completed in September 2026 –
- Cash, Cash Equivalents and Marketable Securities Totaled $51.2 Million as of September 30, 2026 -

SAN DIEGO—(BUSINESS WIRE)— November 10, 2026 — Gossamer Bio, Inc. (Nasdaq: GOSS) (the “Company” or “Gossamer”), a clinical-stage biopharmaceutical company focused on the development and commercialization of seralutinib for the treatment of pulmonary arterial hypertension (PAH) and pulmonary hypertension associated with interstitial lung disease (PH-ILD), today announced its financial results for the third quarter ended September 30, 2026, and provided a business update.
“Submitting our first NDA marks an important milestone for Gossamer in our continued efforts to bring seralutinib to patients living with PAH,” said Faheem Hasnain, Chairman, Co-Founder and Chief Executive Officer of Gossamer Bio. “Furthermore, FDA acceptance of the application in 2026 would, subject to other customary closing conditions, unlock up to approximately $125 million in additional committed capital to support our priorities, including preparations for a potential launch. We remain focused on supporting the FDA’s review and preparing for a potential commercial launch of seralutinib in 2027.”
Seralutinib (GB002): Inhaled PDGFRα/β, CSF1R and c-KIT Inhibitor
New Drug Application Submitted for Seralutinib in PAH
•    Gossamer submitted a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) in September 2026 for seralutinib for the treatment of PAH. This is the Company’s first NDA submission.
•    The NDA is supported by the Phase 3 PROSERA Study as one adequate and well-controlled clinical investigation, together with confirmatory evidence from the Phase 2 TORREY Study and additional supportive analyses.
•    The FDA will determine whether to accept the NDA for filing following its initial review.
•    Seralutinib is investigational and has not been approved by any regulatory authority.

Corporate and Business Updates
Reacquisition of Worldwide Rights to Seralutinib from Chiesi
•    In July 2026, Gossamer entered into an agreement with Chiesi Farmaceutici S.p.A. (“Chiesi”) under which Gossamer reacquired worldwide development and commercial rights to seralutinib, terminating their prior collaboration. The agreement provided for a one-time $5 million payment from Chiesi, with no upfront cash payment by Gossamer. Chiesi remains entitled to a capped royalty and certain regulatory and commercial milestone payments.
Structured Private Placement
•    In August 2026, Gossamer announced a structured private placement with total potential gross proceeds of up to approximately $250 million, including approximately $150 million of committed capital across the initial and second closings.

•    The initial closing provided approximately $25 million of gross proceeds.
•    The second closing provides for up to approximately $125 million of additional gross proceeds upon FDA acceptance of the seralutinib NDA in PAH, subject to the applicable milestone occurring in 2026 and other customary closing conditions.
•    Warrants related to FDA approval could provide up to approximately $100 million of additional gross proceeds, contingent upon FDA approval of seralutinib and cash exercise of the warrants.
Reverse Stock Split
•    Gossamer completed a 1-for-80 reverse stock split in September 2026, and split-adjusted trading commenced under the existing Nasdaq symbol “GOSS.” The reverse stock split was effected to regain compliance with the Nasdaq minimum bid price requirement.

Financial Results for the Quarter Ended September 30, 2026
•Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents and marketable securities totaled $51.2 million as of September 30, 2026, compared to $57.0 million as of June 30, 2026.
•Revenue from contracts with collaborators: For the quarter ended September 30, 2026, revenue from contracts with collaborators was $38.4 million, compared to $13.3 million for the same period in 2025. The increase of $25.1 million is primarily attributable to revenue recognized upon the termination of the Chiesi Collaboration Agreement in July 2026 in connection with Gossamer’s reacquisition of worldwide rights to seralutinib.

•Research and Development (R&D) Expenses: For the quarter ended September 30, 2026, R&D expenses were $18.8 million, compared to $45.5 million for the same period in 2025. The change was primarily driven by a decrease of $15.7 million of costs associated with clinical trials for seralutinib.
•General and Administrative Expenses (G&A): For the quarter ended September 30, 2026, G&A expenses were $9.6 million, compared to $9.4 million for the same period in 2025.
•Net Loss: Net loss for the quarter ended September 30, 2026, was $48.1 million, or $7.36 per share, compared to a net loss of $48.2 million, or $16.92 per share, for the same period in 2025.
About Gossamer Bio
Gossamer Bio is a clinical-stage biopharmaceutical company focused on the development and commercialization of seralutinib for the treatment of pulmonary arterial hypertension and pulmonary hypertension associated with interstitial lung disease. Its goal is to be an industry leader in, and to enhance the lives of patients living with, pulmonary hypertension.
Forward-Looking Statements
Gossamer cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include statements regarding the FDA’s review, potential acceptance for filing and approval of the NDA for seralutinib in PAH and the timing thereof; the clinical and commercial potential of seralutinib; the amount and timing of proceeds from the structured private placement; achievement of regulatory milestones and satisfaction of closing conditions; the intended use of proceeds and expected timeframe for funding the Company’s operating plan; the potential benefits of the reverse stock split and reacquisition of worldwide rights to seralutinib. Actual results may differ due to risks and uncertainties, including the risks that the FDA may not accept or approve the NDA; contingent financing milestones or closing conditions may not be achieved; the Company may not receive anticipated proceeds; additional capital may not be available on reasonable terms; clinical, regulatory, manufacturing or commercial timelines may be delayed; and other risks described in the Company’s prior press releases and filings with the Securities and Exchange Commission, including under “Risk Factors” in the Company’s annual report on Form 10-K and subsequent filings. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Gossamer undertakes no obligation to update them. All forward-looking statements are qualified in their entirety by this cautionary statement under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Gossamer Bio Statement of Operations
Condensed Consolidated Statement of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Revenue:
Revenue from contracts with collaborators	38,431	13,294	$64,624	$34,672
Total revenue	38,431	13,294	64,624	34,672
Operating expenses:
Research and development	18,828	45,542	88,315	125,158
In process research and development	2,771	7,476	2,771	7,476
General and administrative	9,637	9,390	37,283	26,727
Total operating expenses	31,236	62,408	128,369	159,361
Loss from operations	7,195	(49,114)	(63,745)	(124,689)
Other income (expense)
Interest income	400	687	1,022	1,523
Interest expense	(2,464)	(2,748)	(7,924)	(8,238)
Remeasurement of warrant liability	(56,531)	—	(54,929)	—
Remeasurement of derivative liability	5,569	—	9,682	—
Gain on debt extinguishment	—	—	43,846	—
Other income (loss), net	(2,241)	2,954	(5,788)	8,272
Total other income (expense), net	(55,267)	893	(14,091)	1,557
Net (loss)	$(48,072)	$(48,221)	$(77,836)	$(123,132)
Net income (loss) per share, basic	$(7.36)	$(16.92)	$(17.30)	$(43.33)
Net loss per share, diluted	$(7.36)	$(16.92)	$(25.61)	$(43.33)
Weighted average common shares outstanding, basic	6,530,004	2,849,768	4,498,832	2,842,032
Weighted average common shares outstanding, diluted	6,530,004	2,849,768	4,586,281	2,842,032

Condensed Consolidated Balance Sheet
(in thousands)

BALANCE SHEET DATA:	September 30, 2026	December 31, 2025
	(unaudited)
Cash, cash equivalents, and marketable securities	$51,189	$136,932
Working capital	(39,519)	104,209
Total assets	64,337	172,249
Total liabilities	187,132	295,009
Accumulated deficit	(1,516,774)	(1,438,938)
Total stockholders' deficit	(122,795)	(122,760)

For Investors and Media:
Bryan Giraudo, Chief Financial Officer & Chief Operating Officer
Gossamer Bio Investor Relations
ir@gossamerbio.com